Six Circles Trust

(the “Trust”)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Gregory McNeil, Abby Ingber and, Tricia Larkin and each of them individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-1A, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trust, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority, as appropriate, to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he/she might or could do in person in his or her capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any forms or make any filings with respect to the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Lisa Borders
Trustee

Lauren Stack
Trustee

Neil Medugno
Trustee

Kevin Klingert
Trustee

Mary E. Savino
Trustee

Dated: April 21, 2026